LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know
all by these presents, that the undersigned hereby constitutes and appoints each of Robert Glaser and Kelly Jo MacArthur, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	 execute for and
on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of RealNetworks, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

(2)	do and perform
any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, and 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)     take
any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby
grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknwledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

The undersigned agrees that each such
attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Form 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of May, 2001.




                                                /s/ Carla
Stratfold
						Signature



                                                Carla
Stratfold
						Print Name



STATE OF WASHINGTON  )

)	ss.
COUNTY OF KING       )



	On May 2, 2001, before
me, Laurie Deitz, personally appeared Carla Stratfold, to me known to be the person described in and who signed the foregoing instrument, and acknowledged to me that she executed the same freely and voluntarily for the uses and purposes therein expressed.

        WITNESS my hand and
official seal.



/s/ Laurie L. Deitz
						Notary Public



                                                Laurie L. Deitz
Notary
Public in and for the State of Washington, residing at Shoreline.
						My
Commission Expires: 	6/1/02